UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial statements of businesses acquired.

Not applicable

(b)    Pro forma financial information.

Not applicable

(c)    Exhibits.

99.1    Press Release of Yellow Corporation dated August 18, 2003.

Item 9.    Regulation FD Disclosure

On August 18, 2003, Yellow Corporation (“Yellow” or the “Company”) announced the completion of its private offering of contingent convertible senior notes (the “notes”) due 2023. The sale of $200 million of the notes was closed on August 8, 2003. Yellow also closed the sale of an additional $50 million of the notes on August 15, 2003. The notes have an annual interest rate of 5.0% and are convertible into shares of Yellow common stock at a conversion price of $39.24 per share and upon the occurrence of certain events.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as in Yellow’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2003

YELLOW CORPORATION

By:	/s/ Daniel J. Churay
Daniel J. Churay Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Press Release of Yellow Corporation dated August 18, 2003.